UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2006

BIDZ.COM, INC.

(Exact name of registrant as specified in its charter)

California	000-51257	95-4728109
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3562 Eastham Drive
Culver City, California		90232
(Address of principal executive offices)		(Zip Code)

310-280-7373

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 21, 2006, our Board of Directors increased the size of the Board from three to five directors and duly appointed Peter G. Hanelt and Manjit Singh to fill the two newly created Board seats effective as of March 15, 2006. The Board selected Mr. Hanelt to serve as Chairman of the Audit Committee of the Board of Directors. The Board also established a Compensation Committee and Corporate Governance and Nominating Committee and selected Mr. Singh to serve as Chairman of the Compensation Committee and director Garry Itkin to serve as Chairman of the Corporate Governance and Nominating Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2006	BIDZ.COM, INC.

	By:	/s/ Lawrence Kong
Lawrence Kong
Chief Financial Officer